UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Simpson Manufacturing Co., Inc.
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www.simpsonmfg.com Investor Presentation: 2017 Annual Meeting

www.simpsonmfg.com Important Additional Information 2 This presentation may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders of Simpson Manufacturing Co., Inc. (the “Company” or “Simpson”) for its 2017 annual meeting of shareholders (the “2017 Annual Meeting”). The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 11, 2017 a definitive proxy statement (the “Definitive Proxy Statement”) and a proxy card in connection with the 2017 Annual Meeting and has made the Definitive Proxy Statement and the accompanying proxy card available to its shareholders of record on March 24, 2017. BEFORE MAKING ANY VOTING DECISION, COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD, IN CONJUNCTION WITH THIS PRESENTATION, AS THEY CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSALS TO BE CONSIDERED AT THE 2017 ANNUAL MEETING. The Company and its directors and executive officers will be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposals to be considered at the 2017 Annual Meeting. Information regarding the names, affiliations, and direct or indirect interests (by security holdings or otherwise) of such individuals is set forth in the Definitive Proxy Statement. Additional information about the Company, its directors and executive officers and such individuals’ ownership of shares of the Company’s common stock or restricted stock units and options granted by the Company is available in the Company’s other relevant SEC filings, including the Company’s preliminary proxy statement for the 2017 Annual Meeting (and the amendment No. 1 thereto) and the Company’s 2016 Annual Report on Form 10 - K for the year ended December 31, 2016, and in such individuals’ SEC filings on Forms 3, 4, and 5. Shareholders will be able to obtain the Company’s preliminary and definitive proxy statements with respect to the 2017 Annual Meeting, any amendments or supplements to such proxy statements and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of such documents are also available free of charge at the Company’s website at http://www.simpsonmfg.com or by writing to the Company’s Secretary at 5956 W. Las Positas Blvd., Pleasanton, CA 94588.

www.simpsonmfg.com Safe Harbor Statement 3 This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, based on numerous assumptions and subject to risks and uncertainties, such as statements regarding prospective performance and plans and future executive compensation , corporate governance practices and board structure, as well as dividends and share repurchases of the Company. Forward - looking statements generally can be identified by references to future years or by words such as “will” and similar expressions. There are a number of factors that could significantly affect the Company's operations and cause the Company's financial condition to differ substantially from what the Company expects. Those factors include, but are not limited to, risks and uncertainties indicated from time to time in the Company's filings with the SEC including most recently the Company's Annual Report on Form 10 - K for the period ended December 31, 2016, under the heading "Item 1A - Risk Factors." Actual results, therefore, might be materially different from results suggested by any forward - looking statements in this presentation. The Company does not have an obligation to publicly update any forward - looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise. Each forward - looking statement contained in this presentation is specifically qualified in its entirety by the factors identified in the documents referenced above. The Company further cautions that you should not rely on any estimates, projections or other forward - looking statements or data contained herein to reach conclusions or make any investment decisions. This presentation is not intended to serve as an indicator of the Company’s future operations or financial performance or serve as a guide for investing in the Company. Statements in this presentation speak only as of their respective dates. This presentation is qualified in its entirety by the Company's definitive proxy statement for the 2017 Annual Meeting of shareholders (the “2017 Annual Meeting”) filed with the SEC on April 11, 2017. Each of the terms “we”, “our”, “us” and “similar terms used herein refer collectively to the Company, including its subsidiaries, unless otherwise stated. “$” signs appearing herein represent U.S. dollars, unless otherwise stated.

www.simpsonmfg.com Compensation Practices Governance Practices Board Structure Shareholder Feedback has Shaped Recent Changes » During 2015, 2016 and early 2017, the Board of Directors (the “Board”) and management of the Company conducted outreach to a majority of our shareholders to seek feedback on our executive compensation program and governance practices » In direct response to shareholder feedback, and a thorough review of our practices, the Board made several changes since our 2016 Annual Meeting: 4 Our Board is committed to ongoing communication with our shareholders • Adopted a median pay for median performance pay philosophy • Transformed our executive compensation program: ˗ Reduced proportion delivered through EOCPS ˗ Extended all performance periods (added annual measurement to EOCPS and 3 - year measurement to LTIP) ˗ Established LTIP equity metrics distinct from EOCPS which align with our strategy • Adopted clawback , anti - hedging and anti - pledging policies • Declassified the Board, phased in over a three - year period beginning at the 2017 Annual Meeting • Eliminated Cumulative Voting • Eliminated the shareholder rights plan • Reduced Director term limits for new directors elected to the Board These practices are in addition to our: • Separate Independent Chairman and CEO roles • Majority vote standard for director elections • No supermajority voting provisions • Conducted a comprehensive Board self assessmen t and third party governance evaluation to formalize director candidate search criteria • Nominated new independent director candidate, Michael Bless , for election at the 2017 Annual Meeting • Announced retirement of Tom Fitzmyers effective as of the 2017 Annual Meeting • C ontinue to maintain a Board comprised of 50% female directors (Full summary of changes on pages 9 – 14) (Full summary of changes on pages 15 - 16)

www.simpsonmfg.com » Composed of various materials including steel, chemicals and carbon fiber. U sed to repair, protect and strengthen concrete, brick or mortar structures » Produce and market over 2,000 products » T ypically made of steel and are used primarily to strengthen, support and connect wood joints » Produce and market over 16,000 products Company Overview 5 Simpson Manufacturing designs, engineers, and manufactures wood construction products, connectors, truss plates, and other products for construction, remodeling and do - it - yourself markets Simpson operates across 3 reporting segments (North America, Europe and Asia/Pacific) with 2 primary product lines Wood Construction Products Concrete Construction Products Key Facts and Figures (December 31, 2016) » Ticker: NYSE:SSD » Market Cap: $2.1B » 2016 Revenue : $861M » Headquarters: Pleasanton, CA » Operations: 20 Locations Globally » Employees: 2,600 Company History Barclay Simpson (1921 - 2014), founded Simpson in 1956, and spent over 50 years building a culture under the leadership of Thomas Fitzmyers and Karen Colonias that has been valued by our shareholders. Under Barclay’s leadership, Simpson became a publicly traded company in 1994 and established itself as one of the world’s largest suppliers of structural building products. In addition to delivering strong records of performance through fiscal management and innovative approaches to growth, Barclay, Tom and Karen have promoted a culture of employee ownership focused on the value and contributions of every employee .

www.simpsonmfg.com Strong Business Drives Shareholder Value 6 Dividends Per Share 1 EPS A Strong Unique Business Model… $0.40 $0.50 $0.50 $0.50 $0.55 $0.62 $0.70 2010 2011 2012 2013 2014 2015 2016 Enables Us to Deliver Value to shareholders The Board employs a balanced capital allocation strategy that utilizes free cash flow to grow the business through capital expenditures, acquisitions, and to provide returns to shareholders through dividends and share repurchases. Simpson has increased its annual dividend by 7 5% since 2010 and repurchased $166.6M worth of shares since 2011. Our 2016 Sales by Product… a nd Across Operating Segments North America $742 Europe $111 Asia/Pacific $7 Concrete Construction $128 Wood Construction $732 Simpson is seen as a thought leader in defining evolving building codes in collaboration with customers and regulators. Simpson continues to differentiate from competitors across operating segments by designing and marketing end - to - end wood and construction product systems. ($ USD Millions) ($ USD Millions) 1 Part of the 2013 dividend was accelerated due to uncertainty of changes to tax code in 2013. The dividend paid in December 2012 is included in 2013 $0.58 $1.04 $0.87 $1.05 $1.29 $1.38 $1.86 2010 2011 2012 2013 2014 2015 2016

www.simpsonmfg.com Thoughtful Deployment of Capital 7 Our capital allocation strategy is thoughtfully constructed to ensure a balance between capital expenditures, acquisitions, dividends and share repurchases, with a focus on sustainable value creation Dividend and Share Repurchase Program CapEx and Acquisitions Creating Value for shareholders • Use strong cash flow to pay dividends and conduct opportunistic share repurchases, as appropriate • Grow the business through investment and acquisitions in adjacent end markets which complement Simpson’s core competencies • Utilize free cash flow to grow the business and maximize long - term shareholder value x In August 2016 we announced a target capital return of 50% of cash flows from operations through both dividends and repurchases x In 2015 and 2016 we exceeded this target

www.simpsonmfg.com 2016 Performance Reflects our Disciplined Capital Allocation Strategy 8 Compensation Peer Group represents a peer group index calculated based on 2016 weighted average total shareholder returns of the updated p eer group including: AAON, Inc., PGT, Inc., Continental Building Products, Inc., Trex Company, Inc., Insteel Industries, Quanex Building Products, American Woodmark , Headwaters Incorporated , Patrick Industries, Apogee Enterprises , U.S. Concrete, Gibraltar Industries, Eagle Materials, Summit Materials Inc., NCI Building Systems , Ply Gem Holdings, and Masonite International Execution of a disciplined capital allocation strategy has enabled us to outperform the market in 2016 and generate value for our shareholders Source: S&P Capital IQ as of December 31, 2016; reflects period beginning December 31, 2015 through December 31, 2016 2016 TSR Performance Dow Jones U.S. Building Materials & Fixtures Index +17.1% S&P 500 Index +12.0% Simpson +30.4% (30.0%) (20.0%) (10.0%) 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 May-16 Jun-16 Jul-16 Aug-16 Sep-16 Oct-16 Nov-16 Dec - 16 Simpson Compensation Peer Group +35.5%

www.simpsonmfg.com Summary of Shareholder Feedback and Executive Compensation Program Changes 9 What We Heard How the Board Responded Implementation Philosophy » Benchmark to the median x Revised benchmarking practice. Pay positioning strategy amended to target the 50th percentile of the peer group for median performance 2017 Executive Officer Cash Profit Sharing Plan (EOCPS ) » Performance period of EOCPS was too short x Lengthened EOCPS Performance Period. Transitioned from a (100%) quarterly measurement to a mix of (50%) annual and (50%) quarterly measurement 2017 » Percentage of total compensation delivered through EOCPS was too high x Established new cap on EOCPS payment. EOCPS awards will be paid in cash and capped at two times target award 2017 Long - Term Incentive Plan (LTIP) » Company - performance measurement period for LTIP was too short x Lengthened company - performance measurement period of performance - based restricted stock units (PSUs) from one year to three years – Applied to CEO and CFO 2016 performance awards; new performance measures used for 2nd and 3rd year of the performance - based vesting period 2016 for CEO and CFO; For all NEOs in 2017 » Percentage of performance - based awards was too low x Shifted equity mix to 80% PSUs and 20% restricted stock units (RSUs) (from 50 % PSUs and 50% RSUs in 2017) 2018 » Metrics underlying EOCPS and LTIP were overlapping x Eliminated overlapping EOCPS and PSU metrics - Changed PSU metrics to revenue growth and return on invested capital (ROIC) – Applied to CEO and CFO 2016 performance awards; new performance measures used for 2nd and 3rd year of the performance - based vesting period 2016 for CEO and CFO; For all NEOs in 2017 The Board recommends a vote FOR our advisory vote on executive compensation

Evolution of CEO Compensation Program in Response to Shareholder Feedback

SIMPSON Manufacturing COMPANY

	2016 Prior to Changes	2016 – Post Changes	2017 – Transition Year	2018
Salary	*Salary is positioned to below peer group median*		*Salary is positioned to 50th percentile of peer group*	
EOCPS	Perf. Metric: Operating Profit Perf. Measurement: Quarterly Award capped at $2.5M annually	Perf. Metric: Operating Profit Perf. Measurement: Quarterly Award capped at $2.5M annually	Perf. Metric: Operating Profit Perf. Measurement: **50% Quarterly; 50% Annually** **Capped at 2x target**	Perf. Metric: Operating Profit Perf. Measurement: **50% Quarterly; 50% Annually** **Capped at 2x target**
Long-Term Incentive	**50% Strategic RSUs** Perf. Measures: ➢ One-year net sales growth to determine grant ➢ 3-year relative TSR modifier (+/- 20%)	**50% PSUs** Perf. Measures: ➢ 2015: One-year net sales growth to determine grant ➢ 2016: Relative TSR modifier (+/- 20%) ➢ **2017 & 2018: two-year revenue growth and ROIC (0 – 1.2x target)**	**50% PSUs** Perf. Measures: ➢ 2016: One-year net sales growth to determine grant ➢ **Three-year revenue growth** following grant (50%) ➢ **Three-year ROIC** following grant (50%) **(0 – 1.2x target)**	**80% PSUs** Perf. Measures: ➢ **Three-year revenue growth** following grant (50%) ➢ **Three-year ROIC** following grant (50%) **(0 - 2x target)**
	50% Performance RSUs ➢ One-year operating profit to determine grant ➢ Vesting: 25% on grant date and 25% on each of the following three anniversaries of the grant	**50% RSUs** ➢ One-year operating profit to determine grant ➢ Vesting: 25% on grant date and 25% on each of the following three anniversaries of the grant	**50% RSUs** ➢ One-year operating profit to determine grant ➢ Vesting: 25% on grant date and 25% on each of the following three anniversaries of the grant	**20% RSUs** ➢ **3-year staggered vesting (20%/40%/40%)**

Denotes implementation of compensation program change

10 www.simpsonmfg.com

Executive Officer Cash Profit Sharing Plan (EOCPS)

SIMPSON Manufacturing COMPANY

Our Cash Profit-Sharing is a company-wide[1] annual incentive plan that is deeply rooted in the Company's culture of promoting employee ownership of financial performance by sharing profits above a specified return on qualified assets. Executive Officers participate in EOCPS and other employees participate in CPS.

- Annual EOCPS planning process:
  1. **Administration:** Compensation and Leadership Development Committee (CLDC) oversees plan and determines NEO target awards
  2. **Operating Income Target-setting:** CLDC employs a thoughtful process that considers quarterly operating profit targets for the year, the rate of return on qualified assets, and the percentage participation of each NEO
  3. **Annual Budgeting Process:** CLDC approves threshold level and qualified operating profit to be retained that ensures shareholders receive a return before profits are shared with employees
  4. **Payout Determination:** Following each quarter and every year, the CLDC assesses operating profit above the threshold qualifying level and determines the portion of the qualified income that funds the EOCPS pool; ***if operating profit falls short of the qualifying threshold, no compensation is paid***

2016 Operating Income Achievement and CEO EOCPS Award



Annual Operating Income ($208.4M)
2016
$73.9
$88.3
$46.2
$208.4
Qualifying Income to Fund CPS Pool and EOCPS Pool =
$46.2
CEO Share =
$2.7
(-$800,000)
Amount paid to CEO after CLDC exercised negative discretion to immediately improve pay and performance alignment with peer group =
$1.9

■ Threshold Level ■ Retained Qualifying Income ■ Qualifying Income to Fund CPS Pool and EOCPS Pool; EOCPS Pool ($4.7M)
Qualifying Income Above Threshold Level □ Paid to Employees

2017 EOCPS Changes for NEOs

- Adopted a compensation philosophy to **target median pay for median performance**
- **Lengthened performance period**
  - **50%** of target EOCPS will be based on **annual operating income**
  - **50%** will remain based on **quarterly operating income**
- Total EOCPS payout will be **capped at 2x target** in addition to having a $2.5M cap

Implications of these changes for all NEOs:

- Higher qualifying income threshold compared to 2016
- Reduced target EOCPS awards to align with peer median short-term incentive pay

Implications of these changes for CEO:

- Salary increased to median ($740k)
- Target EOCPS award decreased from $1.7M (2016) to $740k (2017) to align with peer median

[1] Most salaried employees based in N. America

11 www.simpsonmfg.com

CEO Long-Term Equity Incentives 2016: Transition Year

SIMPSON Manufacturing COMPANY

PSUs (50%)

- **Rationale:** Rewards executives for achieving core financial goals and incentivizes long-term stock price appreciation
- **Metric:** Amended upon approval of recent compensation program changes. Relative TSR modifier (+/- 20%) versus the S&P SmallCap 600 was applied in the first year and then 2-year Revenue Growth and ROIC metrics, weighted equally at 50%, were introduced for last two years



2015
2016
2017
2018
Net Sales Growth
Relative TSR Modifier Period (January 1, 2016 – December 31, 2018)
Relative TSR Modifier
2-year Revenue Growth and ROIC (0 – 1.2x opportunity)
CHANGE

- Prior to the LTIP redesign, the PSUs were subject to a 3-year TSR modifier ± 20%
- **To effect certain changes immediately**, the Board modified the 2016 LTIP to **truncate the TSR modifier and replace it with revenue growth and ROIC** to align the remaining periods with the structure of the redesigned compensation program

RSUs (50%)

- **Rationale**: Rewards executives for achieving operating profit goals, which require prudently allocating resources by maintaining appropriate staffing levels, monitoring direct and indirect manufacturing costs and stabilizing operating expenses
- **Metric**: Operating profit
- **CEO Vesting:**

  25% on grant date and

  25% on each of the following

  three anniversaries of grant



2015
2016
2017
2018
Operating Profit
25% Vest at Grant
25% Vest on 1st Anniversary
25% Vest on 2nd Anniversary
25% Vest on 3rd Anniversary

Denotes implementation of compensation program change

12 www.simpsonmfg.com

www.simpsonmfg.com CEO Long - Term Equity Incentives 2017: Transition Year 13 » Rationale: Rewards executives for achieving core financial goals and incentivizes long - term stock price appreciation » Metric: Achievement of net sales growth target which is then contingent upon 3 - year Revenue Growth and ROIC, weighted equally at 50%, with 0 – 1.2x target payout opportunity 2016 2017 2018 2019 Net Sales Growth 3 - year Revenue Growth and ROIC » Rationale : Rewards executives for achieving operating profit goals, which require prudently allocating resources by maintaining appropriate staffing levels, monitoring direct and indirect manufacturing costs and stabilizing operating expenses » Metric : Operating profit » CEO Vesting: 25% on grant date and 25% on each of the following three anniversaries of grant 2016 2017 2018 2019 Operating Profit 25% Vest on 3 rd Anniversary 25% Vest on 2 nd Anniversary 25% Vest on 1 st Anniversary 25% Vest at Grant PSUs (50%) RSUs (50%) Denotes implementation of compensation program change

www.simpsonmfg.com CEO Long - Term Equity Incentives 2018: Fully Implemented Changes 14 PSUs (80%) » Rationale: Rewards executives for achieving core financial goals and incentivizes long - term stock price appreciation » Metric: Contingent upon 3 - year Revenue Growth and ROIC, weighted equally at 50%, with 0 – 2x target payout opportunity 2018 2019 2020 3 - year Revenue Growth and ROIC RSUs (20%) » Rationale : Rewards executives for achieving performance goals and incentivizes retention » Metric : Individual Performance » CEO Vesting: 2017 2018 2019 2020 Individual evaluation 40% Vest on 3 rd Anniversary 40% Vest on 2 nd Anniversary 20% Vest on 1 st Anniversary 3 - year staggered vesting; 20% one year after grant and 40% on each of the following two anniversaries of grant (no vesting on grant date) Denotes implementation of compensation program change

www.simpsonmfg.com Thoughtful and Robust Director Refreshment Process 15 Michael Bless (Nominee ) CEO Century Aluminum Company • Review Board composition against our strategic priorities • Board self assessment and third party corporate governance evaluation • Formalization of director candidate search criteria • Independent search firm screens candidates and Governance and Nominating Committee (GNC) interviews selected candidates • GNC recommends Michael Bless as independent director nominee • Board nominates Michael Bless for election at the 2017 Annual Meeting Director Refreshment Process Key skills and experiences for nominating a director candidate x Current Public Company Senior Executive Leadership Experience x Asset Management and Capital Markets Expertise x Strategy Experience x Public Company Board Experience x Mergers & Acquisitions Experience x Financial Expertise x International Operations Experience x Industry Experience x Corporate Governance Experience x Risk Management Experience x Talent Management and Human Resource Experience x Technology Experience.

Diverse and Highly Qualified Board



Peter Louras, Jr.
Chairman
Retired Group VP
The Clorox Company



Karen Colonias
President and CEO
Simpson Manufacturing



James Andrasick
Former CEO
Matson Navigation



Gary Cusumano
Former Chairman
The Newhall Land and Farming Company



Michael Bless *(Nominee)*
CEO Century Aluminum Company



Robin Greenway MacGillivray
Former Senior Vice President — One AT&T Integration, AT&T



Jennifer Chatman
Paul J. Cortese Professor of Management
Haas School of Business
UC Berkeley



Celeste Volz Ford
Founder & CEO
Stellar Solutions

Powerful Combined Skill-Set[1]


Executive Leadership 8
Public Company Board 5
Business Strategy 8
Mergers & Acquisitions 8
Financial Expertise 5
Financial Literacy 8
International Business 5
Industry Experience 4
Corporate Governance 8
Risk Management 6
Talent Management/HR 5
Technology 4

Our Board is committed to being effective stewards of shareholder capital

[1] *Includes Director nominee Bless and excludes Retiring Director Fitzmyers

16 www.simpsonmfg.com